UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

HELIOS AND MATHESON NORTH AMERICA INC

(Former name)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

Empire State Building, 350 5th Avenue, New York, New York 10118

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01 OTHER EVENTS

Helios and Matheson Information Technology Inc (“HMNY” or the “Company”), a 30 year old IT services organization focused on banking, financial services and insurance sectors, today announced that the Company has moved its principal executive office to the Empire State Building.

New York is key to Helios and Matheson’s growth strategy. “We are seeing increasing demand for technology solutions in banking and financial services sectors as businesses drive operational efficiencies to gain competitive advantage,” said Divya Ramachandran, CEO.

The iconic Empire State Building has most recently invested $500 million to upgrade its infrastructure to meet the needs of a new century. The top to bottom enhancement and upgrade program provides a first-rate infrastructure in a premier business environment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC

By:	/s/ Umesh Ahuja
Chief Financial Officer

Date: February 13, 2012